Exhibit 99.1

News Release

FREYR Battery Reports First Quarter 2022 Results

New York, Oslo and Luxembourg, May 11, 2022, FREYR Battery (NYSE: FREY) (“FREYR”), a developer of clean, next-generation battery cell production capacity, today reported financial results for the first quarter of 2022.

Highlights of the first quarter 2022 and subsequent events:

●	Signed conditional offtake agreement (“COA”) with Powin LLC to supply 28.5 GWh of cumulative volumes from 2024 – 2030 for Energy Storage Systems (“ESS”) applications. The cells will initially be delivered from FREYR’s combined Gigafactory 1 & 2 in Mo i Rana, Norway, with prospective future collaboration in the U.S.

●	Secured a COA with a leading global storage systems integrator to supply 15 GWh of cumulative volumes from 2023 - 2027 for ESS applications.

●	Signed a COA with a major U.S. renewables company to supply approximately 10 GWh of cumulative volumes for ESS applications.

●	In advanced negotiations with two additional companies, including a major commercial mobility company, for COAs which are projected to represent approximately 100 GWh of estimated potential cumulative demand from 2024 – 2030.

●	FREYR commenced pre-construction work at the planned Gigafactory site in Mo i Rana, Norway during the first quarter to perform ground-work preparation and detailed engineering.

●	In April 2022, FREYR appointed Oscar Brown as the company’s Group Chief Financial Officer. Brown is responsible for financial planning, performance, reporting, and capital markets engagement across the organization. He will also be leading the next phase of FREYR’s capital formation to fund its growth ambitions.

●	FREYR announced the appointment of Andreas Bentzen as the company’s new EVP of Technology in April 2022. Bentzen comes from the position of Co-Founder and Chief Technology Officer at Otovo, a leading European provider of solar panels and batteries for the residential market.

“Our team continued to advance our key strategic priorities during the first quarter as we progress toward giga-scale commercialization of clean, next-generation batteries,” said Tom Einar Jensen, FREYR’s CEO. “With three new conditional customer offtake agreements signed in recent weeks and more in advanced stages of negotiations, visibility is building to accelerate development beyond our initial combined Gigafactory 1 & 2. Moreover, our commercial momentum is unearthing new opportunities to partner with world class organizations to finance our growth ambitions, expand into adjacencies on the battery value chain, and deliver value to our shareholders.”

Business Update

●	The initial five COAs FREYR has secured collectively represent approximately 100 GWh of cumulative offtake volumes from global leaders in the ESS market from 2024 – 2030. This level of visibility equates to approximately 90% of projected nameplate capacity for FREYR’s planned combined Gigafactory 1 & 2.

●	FREYR’s cumulative offtake volumes are expected to support potentially accelerated development of additional capacity in Norway, the U.S., and the EU.

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●	Construction of FREYR’s Customer Qualification Plant (“CQP”) in Mo i Rana is progressing towards anticipated factory acceptance testing in H2 2022.

●	With early ground-work preparation and detailed engineering at the Gigafactory site in Mo i Rana underway, FREYR’s Board of Directors has approved additional expenditures to continue pre-construction activity. Additionally, the company’s technical and operations teams are preparing a detailed project plan for FREYR’s Board of Directors ahead of a potential FID.

●	FREYR is in the advanced stages of working with Honeywell and the global ESS customer to convert the company’s inaugural two COAs to bankable, definitive sales agreements.

●	FREYR is exploring capital formation solutions to finance giga-scale development with several global financial institutions and government entities in Norway, the U.S., and the EU. Governmental financial support could include some combination of grants, bridge loans, and direct lending.

Results Overview, Financing and Liquidity

●	FREYR Battery reported a Net Loss for the first quarter 2022 of ($34.9) million or ($0.30) per share compared to a Net Loss of ($28.0) million or ($0.24) per share in the fourth quarter of fiscal year 2021.

●	As of March 31, 2022, FREYR Battery had cash, cash equivalents, and restricted cash of $524.6 million.

Business Outlook

FREYR is focused on advancing the following strategic mandates and milestones over the next 18 months:

●	Secure multiple tranches of capital required to fund FREYR’s giga scale expansion. FREYR has launched parallel processes with key stakeholders to explore the most capital efficient options to support development of the company’s business plan.

●	Finalize additional conditional offtake agreements across the ESS, commercial mobility, and passenger EV market segments to support further capacity expansions.

●	Convert initial two conditional offtake awards to final sales agreements with Honeywell and a global ESS customer.

●	Initiate FREYR’s augmented value proposition strategy with the intention to maximize sustainable value creation and enhance the company’s competitive position. Key objectives in accordance with this strategy are to continue to evaluate opportunities to diversify FREYR’s position across the global battery value chain; and to explore potential partnerships that would enable FREYR to broaden its participation across the battery technology spectrum.

●	Achieve Phase 1 FID on combined Gigafactories 1 & 2 at Mo i Rana upon achievement of commercial, operational, and financing milestones.

●	Proceed to FID on the proposed JV/technology collaboration with Aleees (TWSE: 5227) to construct a lithium iron phosphate (“LFP”) cathode plant in the Nordic region. The company intends to achieve FID in parallel with FID at combined Gigafactories 1 & 2 at Mo i Rana.

●	Continue to execute FREYR’s long-term strategy to establish localized, decarbonized supply chains across the Nordic region and U.S.

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Presentation of First Quarter 2022 Results

A presentation will be held today, May 11th, 2022, at 7:30 am Eastern Daylight Time (1:30 pm Central European Time) to discuss financial results for the first quarter 2022. The results and presentation material will be available for download at https://ir.freyrbattery.com.

To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.

Participant conference call dial-in numbers:

United Kingdom:  +44.20.8610.3526
United States: +1.646.307.1951
Switzerland:  +41.43.210.51.60
Spain: +34.910.489.955
Norway: +47.57.98.94.27
Luxembourg: +352.27.86.77.64
Hong Kong: +852.5808.0608
Germany:  +49.69.97533134
France:  +33.1.73.02.31.30
Denmark: +45.70.71.71.73
Canada: +1.647.360.0158

The participant passcode for the call is: 1754204

A webcast of the conference call will be broadcast simultaneously at https://streams.eventcdn.net/freyer/2022q1 on a listen-only basis. Please log in at least 10 minutes in advance to register and download any necessary software.

A replay of the webcast will be available at https://ir.freyrbattery.com/events-and-presentations/Events-Calendar/default.aspx

**

About FREYR Battery

FREYR Battery aims to provide industrial scale clean battery solutions to reduce global emissions. Listed on the New York Stock Exchange, FREYR’s mission is to produce green battery cells to accelerate the decarbonization of energy and transportation systems globally. FREYR has commenced building the first of its planned factories in Mo i Rana, Norway and announced potential development of industrial scale battery cell production in Vaasa, Finland, and the United States. FREYR intends to deliver up to 43 GWh of battery cell capacity by 2025 and up to 83 GWh annual capacity by 2028. To learn more about FREYR, please visit www.freyrbattery.com

Investor contact:

Jeffrey Spittel

Vice President, Investor Relations

jeffrey.spittel@freyrbattery.com

Tel: (+1) 281-222-0161

Media contact:

Katrin Berntsen

Vice President, Communication and Public Affairs
katrin.berntsen@freyrbattery.com
Tel: (+47) 920 54 570

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Cautionary Statement Concerning Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, including, without limitation, regarding FREYR's anticipated path to commercialization; the development, timeline, capacity and other usefulness of FREYR’s CQP and planned Gigafactories; the realization of FREYR’s capital spending plan; the progress and development of customer relationships and offtake agreements and supply chain partnerships; FREYR’s ability to partner with world class organizations to finance its growth ambitions, expand into adjacencies on the battery value chain, and deliver value to its shareholders; the success of any capital raising paths, including securing financial support from governments, to fund FREYR’s planned expansion; the realization of FREYR's supply chain strategy and augmented value proposition; FREYR’s finalization of any joint ventures and the status of any potential partnerships that would enable FREYR to broaden its participation across the battery technology spectrum; FREYR's growing pipeline of commercial opportunities; FREYR’s ability to convert any conditional agreements into definitive agreements; the development and growth of FREYR's target markets; the scale and arrangements for any FREYR production facilities; FREYR's ability to achieve its ambition to localize and decarbonize its supply chain across the region and the U.S.; the expected delivery times of any cell casting and unit assembly equipment; and FREYR's ability to grow its customer portfolio and secure capital to fund expansion are forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 9, 2021, as amended, and (ii) FREYR’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2022, and available on the SEC’s website at www.sec.gov.

Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Should underlying assumptions prove incorrect, actual results and projections could different materially from those expressed in any forward-looking statements.

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